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                                                                      Exhibit 32

Certification of the Principal Executive Officer and Principal Financial Officer

                           Pursuant to 18 U.S.C. 1350

                 (Section 906 of the Sarbanes-Oxley Act of 2002)

We, Wayland J. Russell, the Chairman and Chief Executive Officer of Rainbow Rentals, Inc. (the "Company"), and Michael A. Pecchia, Chief Financial Officer of the Company, certify that to the best of our knowledge, based upon a review of the Annual Report on Form 10-K for the year ended December 31, 2003 of the Company (the "Report"):

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ WAYLAND J. RUSSELL
--------------------------

Wayland J. Russell,
Rainbow Rentals, Inc.
Chairman and Chief Executive Officer

/s/ MICHAEL A. PECCHIA
--------------------------

Michael A. Pecchia,
Rainbow Rentals, Inc.
Chief Financial Officer

March 5, 2004

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